Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference use in this Registration Statement Form N-2 (Post-Effective Amendment No. 4 to File No. 333-144614; Amendment No. 6 to File No. 811-22095) of Morgan Stanley Global Long/Short Fund P of our reports dated February 26, 2010, included in the 2009 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 26, 2010